UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  October 28, 2010

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)
Registrant’s telephone number, including area code: (212) 887-7777
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Item 7.01.  Regulation FD Disclosure.

On October 28, 2010,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter and nine months ended September 30, 2010, a copy of which is attached hereto as Exhibit 99.1.

The Company also announced in the Press Release that its board of directors (the “Board”) declared a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on December 15, 2010, to stockholders of record as of the close of business on December 3, 2010. The declaration of any future cash dividend, including the amount of such dividend and the establishment of record and payment dates, will be determined by the Board in its sole discretion.

The Press Release, dated October 28, 2010, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press Release issued by KBW, Inc. dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 28, 2010

KBW, INC.
By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel